OPPENHEIMER ROCHESTER VIRGINIA MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Virginia Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                   Withheld

Trustees

Brian F. Wruble                                           16,579,497                                360,960
David K. Downes                                       16,612,140                                328,318
Matthew P. Fink                                          16,579,156                                361,302
Edmund Giambastiani, Jr.                           16,592,073                                348,384
Phillip A. Griffiths                                        16,612,140                                328,318
Mary F. Miller                                             16,583,069                                357,388
Joel W. Motley                                           16,618,681                                321,776
Joanne Pace                                                16,630,195                                310,262
Mary Ann Tynan                                        16,618,681                                321,776
Joseph M. Wikler                                       16,624,434                                316,024
Peter I. Wold                                               16,639,371                                301,086
William F. Glavin, Jr.                                 16,639,371                                301,086

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
     8,137,291                                318,582                                1,580,361

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
   8,073,249                                384,028                                1,578,958

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
   8,107,192                                344,576                                1,584,466

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
   8,095,047                                333,490                                1,607,699

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
   8,103,569                                355,020                                1,577,647

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
   8,090,948                                374,463                                1,570,825

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
   8,100,391                                356,558                                1,579,289

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
   7,523,708                                897,212                                1,615,315

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
  8,107,744                                355,741                                1,572,750

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
    8,193,121                                272,394                                1,570,719